TheStreet.com Reports Record Fourth-Quarter and Full-Year 2007 Financial Results

Reminder: Conference Call Today at 11:00 a.m. ET

NEW YORK, February 21, 2008 - TheStreet.com, Inc. (Nasdaq: TSCM), a leading financial media company, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2007.

Total revenue for the fourth quarter was a record $19.9 million, an increase of 38% over revenue of $14.4 million reported for the fourth quarter of 2006. Net income increased by 19% to a record $4.7 million, or $0.16 per fully diluted share in the fourth quarter of 2007, compared to $4.0 million, or $0.14 per fully diluted share in the fourth quarter of 2006. Net income, excluding stock compensation expense, increased by 19% to $5.2 million, or $0.17 per fully diluted share, compared to $4.4 million, or $0.16 per fully diluted share, in the fourth quarter of 2006.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) totaled $5.3 million, an increase of 35% over EBITDA of $3.9 million for the fourth quarter of 2006. EBITDA, excluding stock compensation expense (“Adjusted EBITDA”), was $5.8 million, an increase of 33% over Adjusted EBITDA of $4.3 million for the fourth quarter of 2006.

Net income attributable to common stockholders for the fourth quarter of 2007 was $2.8 million, or $0.09 per fully diluted share, after deducting preferred stock dividends of $0.1 million and a non-cash, one-time, preferred stock deemed dividend of $1.8 million related to the purchase of preferred stock and warrants by Technology Crossover Ventures (TCV).

“This year’s record financial results reflect our focus on delivering top- and bottom-line growth,” said Thomas J. Clarke, Jr., chairman and chief executive officer of TheStreet.com. “A year ago we made a commitment to innovation, flexibility and a willingness to change the company. Through our three acquisitions, the redesign of the TheStreet.com, Stockpickr.com, and the launch of MainStreet.com in early 2008, we have continued to successfully execute on our strategy to create a network of properties that will be ‘all things money’.”

For the full year ended December 31, 2007, total revenue reached a record $65.4 million, an increase of 29% over revenue of $50.9 million reported for the same period of 2006. Net income was $31.1 million, or $1.06 per fully diluted share, an increase of 141% over the net income of $12.9 million, or $0.47 per fully diluted share, reported for the same period of 2006. Excluding the impact of a non-cash income tax benefit of $16.0 million recorded in the third quarter, net income for the full year was $15.1 million, or $0.51 per fully diluted share, an increase of 17% over the net income of $12.9 million, or $0.47 per fully diluted share, for the same period of 2006.

Net income, excluding the impact of deferred taxes and stock compensation expense was $17.2 million, or $0.58 per fully diluted share, compared to $14.6 million, or $0.53 per fully diluted share for the same period of 2006.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) totaled $15.6 million for the year ended December 31, 2007, an increase of 26% over EBITDA of $12.3 million for the same period of 2006. EBITDA, excluding stock compensation expense (“Adjusted EBITDA”), was $17.7 million, an increase of 26% over Adjusted EBITDA of $14.1 million for the same period of 2006.

Net income attributable to common stockholders for the full year ended December 31, 2007, was $29.2 million, or $0.99 per fully diluted share, after deducting preferred stock dividends of $0.1 million and a non-cash, one-time, preferred stock deemed dividend of $1.8 million related to the investment by TCV.

Financial Highlights

TheStreet.com reported a 125% year-over-year increase in non-financial advertising revenue for the fourth quarter of 2007 and a 134% increase for the full year. Non-financial advertising revenue represents 52% of total advertising revenue in the quarter, up from 33% in the fourth quarter of 2006. For the full year non-financial advertising revenue represents 44% of total advertising revenue, up from 27% in 2006.

Fourth-quarter marketing services revenue, which comprises advertising and $2.7 million of interactive marketing services revenue from Promotions.com, totaled $9.5 million, a 99% increase over the $4.8 million recorded in the fourth quarter of 2006. For the year, marketing services revenue was $27.0 million, 75% greater than last year’s total of $15.4 million.

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Fourth-quarter advertising revenue reached a record $6.8 million, a 43% increase over the $4.8 million recorded in the fourth quarter of 2006. Advertising revenue for the year reached the highest total in the company’s history at $22.0 million, 42% greater than last year’s total of $15.4 million.

Paid services revenue in the fourth quarter of 2007, which comprises subscription, syndication, licensing and information services revenue, totaled $10.4 million, an increase of 8% over revenue of $9.6 million for the fourth quarter of 2006. For the year, paid services revenue was $38.4 million, 8% greater than last year’s total of $35.4 million.

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Fourth-quarter subscription revenue totaled $8.5 million, a decrease of 4% from subscription revenue of $8.8 million recorded in the fourth quarter of 2006. For the year, subscription revenue was $34.1 million, 2% greater than last year’s total of $33.5 million.

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Fourth-quarter syndication, licensing and information services revenue totaled $1.9 million, a 142% increase over revenue of $0.8 million recorded in the fourth quarter of 2006. For the year, syndication, licensing and information services revenue was $4.3 million, 123% greater than last year’s total of $1.9 million.

Marketing services and paid services revenue in the fourth quarter of 2007 accounted for 48% and 52%, respectively, of total revenue, compared to 33% and 67% in the fourth quarter of 2006. For the year, marketing services and paid services revenue accounted for 41% and 59%, respectively, of total revenue, as compared to 30% and 70% in 2006.

  As of December 31, 2007, cash, restricted cash and cash equivalents totaled $79.7 million. The Company has no bank debt. During the quarter, the company generated cash flow from operations of $4.2 million, while free cash flow totaled $2.6 million. For the full year the company generated cash flow from operations of $13.4 million, while free cash flow totaled $8.5 million.

  The board of directors declared the Company's eighth consecutive quarterly cash dividend, payable to all shareholders of record at the close of business December 17, 2007. The cash dividend of $0.025 per share was paid December 31, 2007.

Recent Company Highlights

  TheStreet.com launched MainStreet (www.mainstreet.com), a free Web site that presents original entertainment and celebrity news articles that illustrate a relevant personal finance topic. The multimedia editorial content is divided into sections corresponding with distinct life stages. Caroline Waxler, a fifteen-year media veteran, has joined TheStreet.com as managing editor of MainStreet.com. Ms. Waxler has worked as an investigative journalist and columnist for Forbes, a writer for VH1’s hit pop-culture roundup, “Best Week Ever,” and she is the author of the personal finance guide “Stocking Up On Sin” (Wiley, 2004).

  TheStreet.com re-launched its flagship Web site (www.thestreet.com) after an extensive redesign. Engaging and user-friendly, the redesigned site delivers an optimal experience for visitors accessing the company’s award-winning content, authors, guest commentators, enhanced quote data and financial tools, and advertisers seeking more efficient content targeting and custom content sponsorship opportunities.

  Stockpickr (www.stockpickr.com) was redesigned to create an enhanced visitor experience and additional advertising and sponsorship opportunities. The new site facilitates more seamless content integration with TheStreet.com and supports user generated video content.

  Technology Crossover Ventures (TCV), a leading provider of growth capital to late-stage private and public companies, purchased a minority stake in TheStreet.com to accelerate the company’s growth strategy. TCV’s $55 million investment in TheStreet.com consists of preferred stock and warrants.

  David Morrow, the company’s Editor-In-Chief, won the 2007 Media Industry Newsletter Award for Best Editor of a Web Site.

  The company was named a finalist for a 2007 Media Industry Newsletter Award in two categories: Best Mobile Application for TheStreet.com Mobile (www.mobile.thestreet.com) and Best Premium Web Site for RealMoney Silver (www.realmoneysilver.com).

  Emmy award winner Gary Krakow, formerly of MSNBC.com, joined TheStreet.com’s editorial team as a Sr. Technology Correspondent. Krakow has 34 years experience as a journalist - the last 27 with NBC. He joined MSNBC.com at its infancy and produced and anchored the first live Web cast of a presidential election in November 1996.

  TheStreet.com TV launched several new regularly scheduled shows in the following categories: Commodities (My Name is Simon), Retail (Random Acts of Fashion), Technology (The Krakow Experience), Business Media (They Just Don’t Get It!), China (China Watch), and stocks from cable TV’s most popular shows (3 Stocks I Saw on TV).
  Expansion of content in these categories meets advertiser demand while capturing a broader audience and positioning TheStreet.com TV for further syndication opportunities.

  TheStreet.com added two members to its Board of Directors, Jay Hoag and Derek Irwin. Hoag is a co-founder of Technology Crossover Ventures and has been a venture capitalist and technology investor for more than 25 years. Irwin has a distinguished career of senior-level finance positions and is currently the Senior Vice President, Finance for the Business Media division of The Nielsen Company.

TheStreet.com will conduct a conference call today February 21, 2008, at 11:00 a.m. EST to discuss these results. To participate in the call, dial: 866 356 4281(domestic) or, 617 597 5395 (international). The passcode for the call is: 84507556

A replay of the call will be available until 11:59 pm on February 28, 2008 at: 888 286 8010 (domestic) or, 617 801 6888 (international). The passcode for the replay of the call is: 19118655

To access the Web cast of the call please visit: http://www.thestreet.com/investor-relations/index.html?detailInclude=IROL-calendar

About TheStreet.com, Inc.

TheStreet.com is a leading financial media company. It engages audiences on video and digital platforms through some of the Web’s best known sites: TheStreet.com, RealMoney.com, Stockpickr.com, BankingMyWay.com, MainStreet.com, Rate-Watch.com and Promotions.com. Through this network, the company produces and distributes content in all areas where life and money intersect to inform, engage and activate one of the most affluent, influential audiences on the Web today.

THESTREET.COM, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2007	December 31, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$79,170,754	$46,055,232
Accounts receivable, net of allowance for doubtful
accounts of $508,807 at December 31, 2007 and
$216,077 at December 31, 2006	11,848,252	6,314,553
Other receivables	512,849	368,496
Deferred taxes	5,800,000	-
Prepaid expenses and other current assets	1,652,608	1,436,618
Total current assets	98,984,463	54,174,899

Property and equipment, net of accumulated depreciation
and amortization of $17,493,847 at December 31, 2007
and $14,420,638 at December 31, 2006	7,730,922	3,018,132
Other assets	328,117	178,396
Goodwill	40,245,413	4,509,666
Other intangibles, net	18,368,792	2,188,500
Deferred taxes	10,200,000	-
Restricted cash	576,951	500,000
Total assets	$176,434,658	$64,569,593

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$2,189,259	$1,165,705
Accrued expenses	5,006,635	6,179,091
Deferred revenue	16,240,008	12,705,038
Current portion of note payable	-	22,146
Other current liabilities	214,654	83,800
Current liabilities of discontinued operations	232,242	222,425
Total current liabilities	23,882,798	20,378,205
Other liabilities	90,105	-
Total liabilities	23,972,903	20,378,205

Stockholders' Equity:
Preferred stock; $0.01 par value; 10,000,000 shares
authorized; 5,500 shares issued and 5,500 shares

outstanding at December 31, 2007, and none issued and

outstanding at December 31, 2006; the liquidation preference
as of December 31, 2007 totals $10,018 per share	55	-
Common stock; $0.01 par value; 100,000,000 shares
authorized; 36,006,137 shares issued and 30,254,137

shares outstanding at December 31, 2007, and 33,606,835
shares issued and 27,854,835 shares outstanding
at December 31, 2006	360,061	336,068
Additional paid-in capital	270,752,308	193,556,899
Treasury stock at cost; 5,752,000 shares at December 31, 2007
and December 31, 2006	(9,033,471)	(9,033,471)
Accumulated deficit	(109,617,198)	(140,668,108)
Total stockholders' equity	152,461,755	44,191,388

Total liabilities and stockholders' equity	$176,434,658	$64,569,593

Note: The Company has pledged cash as a security deposit for operating leases. Accordingly, this cash is classified as restricted cash, and our cash is classified in several places on the above balance sheet.

	December 31, 2007	December 31, 2006
Cash and cash equivalents	$79,170,754	$46,055,232
Noncurrent restricted cash	576,951	500,000

Total cash and cash equivalents and noncurrent restricted cash	$79,747,705	$46,555,232

THESTREET.COM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenue:
Paid services	$10,390,164	$9,638,582	$38,421,393	$35,441,457
Marketing services	9,490,655	4,757,563	26,984,637	15,447,378
Total revenue	19,880,819	14,396,145	65,406,030	50,888,835

Operating expense:
Cost of services	7,778,745	4,879,475	25,559,409	18,450,110
Sales and marketing	3,204,158	2,818,051	12,208,648	9,616,491
General and administrative	3,677,915	2,894,631	12,215,797	10,673,705
Depreciation and amortization	1,058,503	370,444	2,528,042	1,088,679
Total operating expense	15,719,321	10,962,601	52,511,896	39,828,985
Operating income	4,161,498	3,433,544	12,894,134	11,059,850
Net interest income	679,446	594,496	2,476,266	2,037,496
Income from continuing operations before income taxes	4,840,944	4,028,040	15,370,400	13,097,346
(Provision) benefit for Income taxes	(96,106)	(79,598)	15,693,339	(261,220)
Income from continuing operations	4,744,838	3,948,442	31,063,739	12,836,126
Discontinued operations:
(Loss) income on disposal of discontinued operations	(11,137)	20,547	(12,829)	32,321
Net income	4,733,701	3,968,989	31,050,910	12,868,447
Preferred stock deemed dividends	1,802,733	-	1,802,733	-
Preferred stock cash dividends	96,424	-	96,424	-
Preferred stock dividends	1,899,157	-	1,899,157	-
Net income attributable to common stockholders	$2,834,544	$3,968,989	$29,151,753	$12,868,447

Basic net income (loss) per share:
Income from continuing operations	$0.16	$0.14	$1.08	$0.48
(Loss) income on disposal of discontinued operations	(0.00)	0.00	(0.00)	0.00
Preferred stock dividends	(0.07)	-	(0.07)	-
Net income attributable to common stockholders	$0.09	$0.14	$1.01	$0.48

Diluted net income (loss) per share:
Income from continuing operations	$0.16	$0.14	$1.06	$0.47
(Loss) income on disposal of discontinued operations	(0.00)	0.00	(0.00)	0.00
Preferred stock dividends	(0.07)	-	(0.07)	-
Net income attributable to common stockholders	$0.09	$0.14	$0.99	$0.47

Weighted average basic shares outstanding	29,845,367	27,627,753	28,830,366	27,014,047
Weighted average diluted shares outstanding	30,418,253	28,179,736	29,387,727	27,546,137

To supplement the Company's financial statements presented in accordance with generally accepted accounting principles ("GAAP"), TheStreet.com uses non-GAAP measures of certain components of financial performance, including "EBITDA" and "free cash flow". EBITDA is adjusted from results based on GAAP to exclude interest, taxes, depreciation and amortization. This non-GAAP measure is provided to enhance investors' overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes that the non-GAAP EBITDA results are an important indicator of the operational strength of the Company’s business and provide an indication of the Company’s ability to service debt and fund capital expenditures. EBITDA eliminates the uneven effect of considerable amounts of noncash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses. Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets and investment spending levels. This measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measure included in this press release has been reconciled to the nearest GAAP measure.

	For the Three Months		For the Year Ended
	Ended December 31,		December 31,
	2007	2006	2007	2006
EBITDA	$5,265,196	$3,889,285	$15,591,523	$12,342,350
Add net interest income	679,446	594,496	2,476,266	2,037,496
Less taxes	(152,438)	(144,348)	15,511,163	(422,720)
Less depreciation and
amortization	(1,058,503)	(370,444)	(2,528,042)	(1,088,679)
Net income	$4,733,701	$3,968,989	$31,050,910	$12,868,447

“Free cash flow” means net income plus non-cash expenses less changes in working capital and capital expenditures. TheStreet.com believes that this non-GAAP financial measure is an important indicator of the Company's financial results because it gives investors a clear view of the Company's ability to generate cash. The presentation of this non-GAAP financial measure should be considered in addition to TheStreet.com's GAAP results and is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

	For the Three
	Months Ended	For the Year Ended
	December 31, 2007	December 31, 2007
Free cash flow	$2,645,005	$8,548,165
Non-cash expenses	(1,830,100)	11,062,042
Changes in working capital	2,303,920	6,461,456
Capital expenditures	1,614,876	4,979,247
Net income	$4,733,701	$31,050,910

Statements contained in this news release not related to historical facts may be deemed forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties (described in the Company's SEC filings) that could cause actual results to differ.

Contact:
TheStreet.com, Inc.
Chaela Volpe, Investor Relations Manager
Phone: 212-321-5008
Email: Chaela.Volpe@thestreet.com

Source: TheStreet.com, Inc.